SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                       Date of Report: 24 May 1994
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                           Page 1 of 4 pages.
The Exhibit Index appears at Page 4.

Item 5. Other Information Events.

 The following information was included in Deere & Company's press release reporting earnings for the quarter.

 The following information is disclosed on behalf of the company's credit subsidiary,
 John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

 "John Deere Capital Corporation's net income was $25.9 million in the second quarter of 1994 compared with $26.8 million in the same period last year. For the first six months of 1994, net income was $48.9 million, compared with income of
 $54.3 million in 1993 excluding the cumulative effect of accounting changes ($50.5 million after the accounting changes). Compared with last year, income for both the quarter and the year was unfavorably affected by lower margins from a smaller average receivable and lease portfolio caused mainly by the sale of retail notes in
 1993. These lower margins were partially offset by higher securitization and servicing fee income from retail notes previously sold but still administered.

 Revenues for the quarter and the year were lower compared with a year ago due to
 the sale of notes and lower levels of interest rates resulting in lower finance charges earned by the company in 1994.  These decreases were partially offset by increases
 in securitization and servicing fee income. The average receivable and lease portfolio financed was approximately seven percent lower in the second quarter and  10
 percent lower during the first six months of this year compared with a year ago.

 Total receivable and lease acquisitions increased by 16 percent for the quarter and
 14 percent year-to-date compared with the same periods last year. The higher acquisitions during the first six months were attributable to increased volumes of retail notes, revolving charge accounts and wholesale receivables. Net credit receivables and leases financed by John Deere Capital
Corporation were $3.757
 billion at April 30, 1994 compared with $3.461 billion one year ago. The increase in the receivable and lease portfolio financed resulted mainly from a higher balance of
 John Deere notes and leases, and revolving charge accounts. Net credit receivables and leases administered, which include receivables previously securitized and sold, amounted to $4.694 billion at April 30, 1994 compared with $4.506 billion at April 30,
 1993."

 Item 7.    Financial Statements and Exhibits.

 (c)    Exhibits

     (99)    Press release and additional information of Deere &
Company.
Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By   /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  May 24, 1994

                              EXHIBIT INDEX


                                          Sequential
 Number and Description of Exhibit        Page Number




 (99)   Press release and additional information

        of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated 24 May 1994 file no. 1-4121).